SOFTWARE LICENSE AND SERVICES AGREEMENT

     This SOFTWARE LICENSE AND SERVICES AGREEMENT (this "Agreement") is entered into this 1st day of September, 1999 (the "Effective Date"), between University Affiliates IPA, Inc., a California nonprofit mutual benefit corporation ("IPA"), and e-MedSoft.com., a Nevada corporation ("E-Med").

     Pursuant to the terms and conditions of this Agreement, E-Med licenses certain software to IPA, provides to IPA the right to sublicense such software, and agrees to provide related services to IPA and DHCPs, and it is the intention of the parties that IPA will utilize such software.

     1.  Definitions.

         1.1. "Accepts" and "Acceptance" means the written certification by IPA that an item of software performs in a manner satisfactory for use by the IPA Members. There shall be no default Acceptance, and none other than by this affirmative written certification.

         1.2. "Asset Purchase Agreement" means that agreement dated of even date herewith by and between Sanga e-Health, LLC, a California limited liability company, IPA, and E-Med, pursuant to which E-Med purchased SamSyn from IPA.

         1.3. "Default" shall have the meaning set forth in Section 12.1 hereof.

         1.4. "Designated Health Care Professionals" shall have the meaning set forth in Section 5.1 hereof.

         1.5.  "DHCPs" shall mean Designated Health Care Professionals.

         1.6. "E-Med" shall have the meaning set forth in the preamble hereto.

         1.7.  "E-Med Software" means SamSyn, NS and the Other E-Med Software.

         1.8.  "E-Med Software List" shall have the meaning set forth in
Section 6.1 hereof.

         1.9. "Go Live" means, with respect to each item of E-Med Software, the point in time at which there is fully functioning data exchange with respect to such software on the computer systems of IPA or DHCPs, as the case may be.

         1.10.  "Including" means including without limitation.

         1.11.  "Indemnifying Party" shall have the meaning set forth in
Section 10.3 hereof.

         1.12.  "Indemnified Party" shall have the meaning set forth in
Section 10.3 hereof.

         1.13.  "IPA" shall have the meaning set forth in the preamble hereto.

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         1.14.  "IPA Members" means DHCPs who have entered into agreements with IPA such that they become participating providers of IPA and who use SamSyn, NS or any Other E-Med Software.

         1.15. "New Software" shall have the meaning set forth in Section 4.1 hereof.

         1.16.  "NS" means New Software.

         1.17. "Other E-Med Software" means all software owned by E-Med, and the Upgrades thereto from time to time, other than SamSyn and NS.

         1.18. "Person" means any individual, corporation, company, limited liability company, trust, governmental authority or other entity.

         1.19.  "Proprietary Information" shall have the meaning set forth in
Section 11.1 hereof.

         1.20.  "Project Manager" shall have the meaning set forth in Section
4.6 hereof.

         1.21. "Right of First Refusal Notice" shall have the meaning set forth in Section 5.3 hereof.

         1.22. "SamSyn" means that certain clinical management computer software system known and used by IPA as SamSyn, including object and source code, as more particularly described in Section 4.1 hereof.

         1.23. "SamSyn Agreement" means that certain SamSyn Agreement between USC and IPA effective as of January 1, 1998 relating to the assignment of SamSyn to IPA.

         1.24. "Services" shall have the meaning set forth in Section 7.1 hereof.

         1.25.  "Termination Date" shall have the meaning set forth in Section
3.1 hereof.

         1.26. "Term" means ten years from the Effective Date, except as set forth in Section 5.5.

         1.27. "Territory" means the California counties of Los Angeles, Orange, Riverside, San Bernardino and Ventura.

         1.28. "Third Party Non-Territory License" shall have the meaning set forth in Section 5.3 hereof.

         1.29. "Upgrades" means bug fixes, upgrades, new versions, updates, enhancements, and added functionality without regard to the manner in which such functionality is added to the software upgraded.

         1.30. "Y2K" refers to the problem that some computer systems currently have, or may or will have, with respect to the change of year from 1999 to 2000, including leap year and including the use of "99" as year data as a function of which such systems are not able correctly to read, calculate, or output using dates before, during, or after 1999.

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     2.  Representations and Warranties.

         2.1.  E-Med represents and warrants to IPA that:

               2.1.1. It has full power and authority to enter into and perform this Agreement and that such ability is not limited or restricted by any agreements or understandings between E-Med and other Persons;

               2.1.2. Immediately subsequent to the execution of the Asset Purchase Agreement, E-Med will have all rights in E-Med Software and no Person other than E-Med will have any ownership claim to the rights licensed, assigned, or otherwise provided to IPA under this Agreement;

               2.1.3. Any information or materials contained in or relating to the Other E-Med Software are either original with E-Med, in the public domain, or E-Med is licensed to dispose of them as contemplated by this Agreement. Such materials, and their contemplated disposition under this Agreement, do not and shall not infringe any Person's rights including without limitation, patents, copyrights, including rights in a joint work, trademarks, trade dress, rights of publicity, privacy, moral rights, literary rights, performance, trade secret, libel and intellectual property rights including rights under patent, copyright, and trademark law, or any other right;

               2.1.4. All rights granted to IPA hereunder are free and clear of all liens, claims and encumbrances, including such of any Person that contributed in any way to Other E-Med Software;

               2.1.5. There is no claim, action, suit or proceeding relating to the rights of E-Med in and to the Other E-Med Software pending or threatened before any court, examiner, board, tribunal, arbiter, or other adjudicatory entity;

               2.1.6. E-Med is solvent and has the financial resources to complete and deliver the Services and E-Med Software;

               2.1.7. E-Med has the technical expertise and resources to fulfill its obligations under this Agreement;

               2.1.8. The E-Med Software shall be of good and marketable quality, be free from all defects in design, materials, workmanship, performance and title; and the Other E-Med Software and the NS shall meet the needs of the IPA Members;

               2.1.9. The E-Med Software shall provide adequate security for the protection of the Proprietary Information;

               2.1.10. The E-Med Software shall not experience difficulties, bugs, or other than correct performance, as a consequences of Y2K, or any other feature of the software or its interaction with the hardware with which it is reasonably expected to interact and does not contain any viruses or other code that will delay or disrupt the use of the E-Med Software, destroy or render less than fully useful any data manipulated by the E-Med Software;

               2.1.11. The Services shall be provided in a workmanlike manner, and will result in the E-Med Software, at all times during the Term, complying with the provisions of Section 2.1.8; and

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               2.1.12.  The E-Med Software can, with currently commercially available additional interface software, permit third parties to enter and read data, such as in a web based environment.

          2.2. IPA represents and warrants to E-Med that it has full power and authority to enter into and perform this Agreement, and that such ability is not limited or restricted by any agreements or understandings between IPA and other Persons, other than as expressly set forth herein.


     3.  Term.

         3.1. This Agreement will begin on the Effective Date and will terminate on the date which is the tenth (10th) anniversary of the Effective Date, unless earlier terminated by either party pursuant to the terms hereof and except as otherwise provided in Section 5.5 (the "Termination Date"). The parties may agree to extend the Term by executing an addendum in writing to that effect not less than sixty (60) days prior to the expiration of the Term. Neither the expiration nor earlier termination of this Agreement shall relieve either party of any obligation it may owe to the other which may have accrued as of the date of such termination.

     4.  Development of NS; Deployment; Related Costs.

         4.1. E-Med will have sole responsibility for the development of new software which utilizes E-Med technology and the current version of SamSyn (the "New Software" or "NS"). The Workplan for such development is set forth on Exhibit A. The parties acknowledge and agree that NS will be completely new software, with different functionality than SamSyn, and is not an update, upgrade, modification or enhancement of SamSyn. In this respect, the parties acknowledge that SamSyn is a clinical management computer software system, utilizing a Unix operating system and a Universe based database that uses TOADS to perform all front end activity and that SamSyn performs scheduling, billing and managed care activities requiring Termite as an emulator.

         4.2. The NS will be an integrated office management system performing all functions necessary for office management and providing access to all patient, insurance and physician information based on user definitions and will have the following features:

               4.2.1.  be web based;

               4.2.2.  be logic driven;

               4.2.3.  use Java, and Java Scripting as a language; and

               4.2.4.  use Oracle as a database.

         4.3. The NS will enable IPA and DHCP's to engage in an online submission and review of at least the following information:

               4.3.1.  eligibility;

               4.3.2.  referrals and authorizations;

               4.3.3.  submission and payment of claims;


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               4.3.4.  physician information; and

               4.3.5.  covered benefits.

         4.4. E-Med shall enable NS to Go Live on IPA's computer systems no later than December 31, 1999.

         4.5. IPA will cooperate with E-Med and will provide the personnel set forth in Exhibit B to assist in the development of NS by E-Med and to be responsible for the deployment of NS by IPA. The persons set forth in Exhibit B shall devote to the deployment of NS that percentage of their full time indicated opposite their respective names on Exhibit B.

         4.6. E-Med shall each be solely responsible for paying directly or reimbursing IPA, within fifteen (15) days of a written request from IPA, for all costs and expenses relating to the work to be performed by IPA personnel in connection with E-Med's development of NS and IPA's deployment thereof, including salaries, benefits and expenses of the persons listed in Exhibit B based on the portion of their full time devoted to such development and/or deployment as set forth in Exhibit B.

         4.7. E-Med shall reimburse IPA, within fifteen (15) days of a written request from IPA, for all installation, deployment, training, marketing, sales and similar costs incurred by IPA or its employees in IPA's effort to attain Acceptance of NS on IPA's computer systems and the computer systems of DHCPs.

         4.8. Both E-Med and IPA shall appoint a project manager (each a "Project Manager") whose duties will include acting as the primary liaison between the parties in connection with the development and deployment of NS. The Project Managers shall, until the Acceptance of NS, meet on a periodic basis as mutually agreed upon for the purpose of reporting on the progress of the development effort and resolving any technical issues that may arise. E-Med shall be responsible for all costs incurred by either party in attending these meetings.

     5.  License Grants.

         5.1. E-Med grants to IPA, for the Term, a worldwide license to use SamSyn and to exclusively, to the exclusion of all other Persons including E-Med, sublicense or otherwise permit the use of SamSyn to any IPA Member or any other designated provider of health care services (collectively with IPA Members, the "Designated Health Care Professionals" or "DHCPs") in exchange for the payment by IPA to E-Med, from the Effective Date until the date of Acceptance of NS by IPA, of $100,000 each calendar quarter, payable upon the first day of each such quarter and prorated with respect to any partial quarter. In the event that E-Med is in Default hereunder, IPA shall have the right to use SamSyn, and sublicense or otherwise permit the use of SamSyn to DHCPs, without any further payment of any fees to E-Med.

         5.2. E-Med grants to IPA, for the Term, a worldwide license to use NS and to exclusively, to the exclusion of all other Persons including E-Med within the Territory, sublicense or otherwise permit the use of NS in the Territory to DHCPs in exchange for the payment by IPA to E-Med monthly, commencing upon the date of Acceptance of NS by IPA, of license fees equal to the following:

               For the managed care functions of NS, as described in part in
Section 4.3, the greater of:
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                    1.92% of the monthly gross revenues derived by IPA from
managed care payors in the form of capitation payments for professional medical services in the Territory on a prospective basis, and for which IPA bears financial risk with respect to the future provision of such DHCPs' services; or

                    $45,000 unless IPA requires that the managed care functions of NS be more extensive than those set forth in Section 4.3 (in which event the parties shall agree to an increase in such amount).
                    For the billing and collection functions of NS, (i) 3.5% of the monthly revenues collected by IPA on behalf of DHCPs in the Territory who are IPA Members as a result of the billing and collection services provided by IPA to such DHCPs, or, as the case may be, (ii) such percentage of the monthly revenues collected by IPA on behalf of DHCPs in the Territory who are not IPA Members as a result of the billing and collection services provided by IPA to such DHCPs as shall be determined unanimously by the Board of Directors of E-Med based on market factors.

         5.3. Pursuant to the provisions of this Section 5.3, if at any time after the Effective Date, E-Med shall propose to license NS to a third party for the purpose of such third party sublicensing, or otherwise permitting the use of, NS to entities outside of the Territory (a "Third Party Non-Territory License"), E-Med shall adhere to the following procedures. Prior to its entry into any Third Party Non-Territory License, E-Med shall notify IPA in writing (the "Right of First Refusal Notice") of its intentions to enter into a Third Party Non-Territory License, and, in such writing, E-Med shall set forth the terms under which it proposes to enter into such Third Party Non-Territory License. Within thirty (30) days after its receipt of the Right of First Refusal Notice, IPA shall notify E-Med whether it seeks to exclusively license NS on the same terms and conditions as those set forth in the Right of First Refusal Notice. In the event that IPA declines to license NS on the terms and conditions set forth in the Right of First Refusal Notice, or does not respond to E-Med within thirty (30) days of its receipt of the Right of First Refusal Notice, E-Med may enter into the Third Party Non-Territory License. If IPA notifies E-Med that it will exclusively license NS on such terms and conditions, the parties shall amend this Agreement or shall enter into a new agreement on the terms and conditions set forth in the Right of First Refusal Notice and/or such other terms and conditions on which the parties may agree.

         5.4. E-Med grants to IPA, for the Term, a worldwide license to use the Other E-Med Software and to exclusively, to the exclusion of all other Persons including E-Med in the Territory, sublicense or otherwise permit the use of the Other E-Med Software to DHCPs in exchange for the prompt payment by IPA to E-Med, commencing upon the Acceptance of the Other E-Med Software by IPA, of license fees equal to the lowest of (a) ninety percent (90%) of E-Med's listed price available or intended to be available to third party customers for any item of Other E-Med Software, (b) the lowest price paid to E-Med for such other item of E-Med Software by any other customer of E-Med , or (c) such other price as may be agreed upon by the parties.

         5.5. E-Med acknowledges that it has reviewed the SamSyn Agreement and that, pursuant to the SamSyn Agreement, the University of Southern California, a California nonprofit public benefit corporation, USC Care Medical Group, Inc. and the faculty practice groups affiliated with the University of Southern California (collectively, "USC") retain a perpetual, royalty-free license to use and adopt SamSyn for their internal purposes and

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have the right to license or otherwise make SamSyn available to any third
party controlled by or under the control of USC.   E-Med agrees that its
rights in SamSyn are subject to the rights of USC pursuant to the SamSyn Agreement and that it will take no action with respect to SamSyn that would in any way interfere with or be inconsistent with such rights of USC. Accordingly, and as required by the SamSyn Agreement, any modifications, updates or enhancements of SamSyn that may be delivered by USC shall not be used by E-Med without the express written consent of USC. Notwithstanding the provisions of Sections 1.26 or 3.1, with respect only to USC's use of SamSyn pursuant to the terms of the SamSyn Agreement, the term of the license granted under Section 5.1 of this Agreement shall be perpetual. As set forth in
Section 4, the parties acknowledge and agree that NS will be completely new software, with different functionality than SamSyn, and will not be an update, upgrade, modification or enhancement of SamSyn.

         5.6. E-Med grants to IPA the right to (a) make copies of the E-Med software for distribution to DHCPs, (b) make such copies of the E-Med Software as are convenient for the purposes of backup or archiving, and (c) make such copies of user manuals or documentation for internal distribution or distribution to DHCPs as is otherwise convenient.

         5.7. E-Med shall not permit any Person other than IPA to use, sublicense or otherwise permit the use of the E-Med Software in the Territory.

     6.  Delivery of Software

         6.1. Monthly Product Lists. E-Med shall provide IPA with a comprehensive list of the E-Med Software owned by E-Med and the price list relating thereto on a monthly basis (the "E-Med Software List"). The E-Med Software List shall be provided to IPA no later than the fifth (5th) day of every month.

         6.2. Prompt Delivery After Order. Upon the order by IPA of any E-Med Software, E-Med shall deliver such software to IPA no later than fifteen
(15) calendar days after E-Med's receipt of such order.

         6.3. Acceptance. Subsequent to IPA's receipt of any E-Med Software, including NS, IPA shall have ninety (90) days to Accept such software, and upon such Acceptance, IPA's payment obligations with respect to the software shall arise.

     7.  Services to be Provided.

         7.1. E-Med shall provide to IPA, and shall provide to DHCPs, on behalf of IPA, all installation, implementation, training, consulting or other services required to (i) enable the E-Med Software to Go Live on the computer and electronic systems of, as the case may be, IPA or DHCPs, and (ii) maintain the E-Med Software in operation ((i) and (ii) to be collectively known as the "Services"). E-Med shall provide the Services commencing on the installation of any such E-Med Software. E-Med will only use Approved Employees in its provision of the Services.

         7.2.  The Services shall include at least:

               7.2.1. An "800" number help desk support, 6:00 a.m. to 9:00 p.m. Pacific time, on weekdays, holidays (such dates previously provided to IPA in writing) excepted;

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               7.2.2.  24 hour Beeper service for emergency calls.

               7.2.3. Helpdesk support which extends to all specific questions and problems, including interactions between hardware and software.

               7.2.4. A range of services including answering simple "how to" questions, to in-depth application and technical assistance, and shall include assistance on (i) all software in use by IPA and DHCPs and (ii) communications between the E-Med Software and third party systems.

               7.2.5. An average response time to support calls during the week (normal support hours) of less than one hour of the call, and within an average of two hours at all other times.

     8.  Upgrades.  E-Med shall provide to IPA:

         8.1. All Upgrades pertaining to any E-Med Software licensed by IPA. Such Upgrades shall be provided to IPA prior to being provided to any other customer of E-Med.

         8.2.  All manuals and documentation pertaining to such Upgrades;

         8.3. All support and/or Services necessary for the use of such Upgrades; and

         8.4. Any training on Upgrades that E-Med provides to any other client.

     9.  Ownership of Inventions.

         9.1. Subsequent to the Effective Date, the E-Med Software, the NS and all discoveries, improvements, inventions, and trade secrets, conceived and first reduced to practice with respect thereto, shall be the sole and exclusive property of E-Med, subject to the licenses granted herein, and E-Med shall retain any and all rights to make any filings relating to intellectual property protection thereon.

    10.  Indemnification.

         10.1. E-Med shall indemnify and hold harmless IPA and DHCPs, their parents, affiliated and subsidiary entities, assignees, licensees, and purchasers, and the officers, employees, and agents of all of them, against any suits, losses, liabilities, damages, claims, settlements, costs and expenses, including reasonable attorneys' and experts' fees, arising from: (i) any breach of E-Med's representations and warranties or any other provision of this Agreement by E-Med; (ii) any use of proprietary information E-Med has obtained from sources other than IPA; or (iii) any claim that the Other E-Med Software or the NS infringes any patent, copyright, trademark, trade secret or other proprietary or intellectual property right of any third party.

         10.2. IPA shall indemnify and hold harmless E-Med, its assignees, licensees and purchasers, and the officers, employees, and agents of all of them, against any suits, losses, liabilities, damages, claims, settlements, costs and expenses, including reasonable attorneys' and experts' fees, arising from: (i) any breach of IPA's representations and warranties or any other provision of this Agreement by IPA; or (iii) any use of proprietary information IPA has obtained from sources other than E-Med.

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         10.3.  Under this Section, the party required to provide the indemnification (the "Indemnifying Party"), at the Indemnifying Party's sole expense, shall maintain control and direction of the defense of such a claim or claims brought against the party entitled to indemnification (the "Indemnified Party"). The Indemnified Party must promptly and in writing notify the Indemnifying Party of the claim and cooperate in defending against the claim. If, in the reasonable judgment of the Indemnified Party, the Indemnifying Party is financially unable to conduct a reasonable defense of the action, then the Indemnified Party may undertake complete control of the action, all the while reserving its right to obtain full restitution of all its fees and costs, including attorneys' and experts' fees, under this section.

         10.4. If in E-Med's reasonable opinion any of the E-Med Software used under this Agreement is likely to become the subject of such a claim, IPA agrees to permit E-Med, at E-Med's option and expense, to attempt to either secure for IPA the right to continue using the E-Med Software or, at no cost to IPA, replace or modify it so that it becomes noninfringing without affecting the functionality of the E-Med Software.

     11. Proprietary Information.

         11.1. During the course of this Agreement, each party may become aware of information relating to the other party's products, project and product plans, research and development, inventions, processes, techniques, designs or other technical, financial, creative and business information, as well as financial, insurance, and medical information of third parties, such as patients and clients of IPA or DHCPs. All such information is considered proprietary and confidential ("Proprietary Information"). Proprietary Information includes, without limitation, financial information, patient identities and their medical and financial information, pricing, strategic partnering and or alliances.

         11.2. The parties shall: (i) preserve and protect the confidentiality of all Proprietary Information (including the execution of nondisclosure and work for hire agreements by employees or other Persons with access to Proprietary Information); (ii) not disclose to anyone except as necessary to carry out the terms hereof, the existence, source, content or substance of the Proprietary Information; (iii) not use Proprietary Information in any way other than in furtherance of this Agreement; and (iv) not disclose, use or copy any information or materials received in confidence during or subsequent to the term of this Agreement from a third party or about a third party.

         11.3. This Section does not impose any obligation on either party if the information is: (a) publicly known at the time of disclosure; (b) already known to the receiving party at the time; (c) furnished by the disclosing party to others without restrictions on its use or disclosure; or (d) independently developed by the receiving party without use of the Proprietary Information.

     12. Default; Termination.

         12.1.  A party will be considered to be in default (a "Default") if
(a) such party breaches or fails to comply with any term of this Agreement, and it does not correct such breach or failure within thirty (30) days (the "Cure Period") of receiving notice from the non-defaulting party demanding

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that such breach or failure be corrected; (b) it makes an assignment for the benefit of its creditors, or a receiver, trustee in bankruptcy or similar officer is appointed to take charge of all or substantially all of its assets;
(c) it files for relief under any bankruptcy or insolvency laws; (d) it is declared a bankrupt or insolvent by a court having jurisdiction; or (e) proceedings are instituted for the liquidation or winding up of its business or for the termination of its charter. Upon the occurrence of any of such events, the non-defaulting party may terminate this Agreement without liability to the other party by delivering a notice of termination to the defaulting party.

         12.2. Neither party shall be deemed to be in Default or liable for any costs or damages as a result of its failure to comply with its obligations under this Agreement if such failure is caused by acts of God, riots, fires, epidemics, war (declared or undeclared), insurrection, rebellion, civil or military disturbances or unusually severe weather ("Force Majeure"). The party claiming Force Majeure shall give the other party prompt written notice of the occurrence of any of the above circumstances and such notice shall include a statement of the anticipated delays. The period of performance of a party claiming Force Majeure shall be extended for a period not exceeding the period of delay; provided that should any of the above circumstances continue for a period of ten (10) days, the non-performing party shall be considered to be in Default and the other party shall have the right to immediately terminate this Agreement by providing written notice to the non-performing party of such termination.

         12.3. Notwithstanding any provision of this Agreement to the contrary, IPA shall have the right to terminate this Agreement upon payment to E-Med of the Termination Payment specified on Exhibit C hereto.

     13. Relationship of the Parties.

         13.1. Each party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other, and neither party may create any obligations or responsibilities on behalf of or in the name of the other. Under no circumstances may either party hold itself out to be a partner, employee, franchisee, representative, servant or agent of the other party. Each party also agrees not to make false or misleading statements, claims or representations about the other party, its products, or the relationship of the parties.

     14. Assignment.

         14.1. Either party may assign this agreement or any of its rights, obligations, or privileges hereunder to any successor organization in connection with the transfer of substantially all of its assets. No other assignment may be made by either party without the prior written consent of the other party. Any assignment under this Agreement, to be effective, must contain the assignee's written assumption of all of the assignor's obligations hereunder.

     15. Nonsolicitation

         15.1. Other than the individuals specified on Exhibit D hereto, if any (whom the Parties have agreed will be hired by E-Med), for the Term, neither party shall employ a person who was previously employed by the other party without the other party's prior written consent.

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     16. Resolution of Disputes

         16.1. General. Except as otherwise provided in this Agreement, in the event any disagreement, dispute or claim arises between the parties with respect to the enforcement or interpretation of this Agreement or any specific terms and provisions set forth in this Agreement (collectively, a "Dispute"), such Dispute shall be settled in accordance with the following procedures:

                16.1.1. Meet and Confer. In the event of a Dispute between the parties, either party may give written notice to the other party setting forth the nature of such Dispute ("Dispute Notice"). Such parties shall meet and confer to discuss the Dispute in good faith within fifteen (15) days of the other party's receipt of a Dispute Notice in an attempt to resolve the Dispute ("Meet and Confer Discussions"). Each such party shall select two (2) representatives, who shall meet at such date(s) and time(s) as are mutually convenient to the representatives of each participant within the Meet and Confer Period (as defined below).

                16.1.2. Mediation. If the parties are unable to resolve the Dispute within forty-five (45) days following the date of receipt of the Dispute Notice (the "Meet and Confer Period"), then the parties agree to try in good faith to settle the Dispute through non-binding mediation by a single disinterested third party mediator in accordance with the procedures of JAMS/Endispute, Inc. A single disinterested third-party mediator shall be selected by the parties within thirty (30) days following the end of the Meet and Confer Period. If the parties are unable to agree upon a mediator within such thirty (30) day period, then the parties shall proceed to binding arbitration as provided in Section 16.2. Each party shall pay one-half (1/2) of the expenses of the mediator and the other costs of mediation. The mediation proceeding shall commence not more than thirty (30) days after the written notice initiating the mediation process is given by one party to the other party hereto and shall be conducted in the County of Los Angeles, State of California. The mediator shall be given written statements of the parties and may inspect any applicable documents or instruments. All mediation proceedings shall be attended by the parties with reasonable authority to resolve the dispute. Further, each party shall bear its own attorneys fees and costs in connection with the mediation process regardless of the results thereof.

                16.1.2.1. If as a result of the mediation, a settlement is reached and the parties agree that such settlement shall be reduced to writing, then (i) the mediator shall be appointed an arbitrator for the sole purpose of signing the settlement agreement reached through the mediation process, (ii) the settlement agreement shall have the same force and effect as an arbitration award, and (iii) judgment may be entered upon the settlement agreement in accordance in any court of competent jurisdiction with applicable law.

                16.1.2.2. The Meet and Confer Discussions and the mediation proceeding shall be subject to California Evidence Code Sections 1152 and 1152.5.

         16.2. Arbitration of Disputes. If the parties are unable to resolve the any dispute by mechanism of the mediation process described above, then the Dispute shall be submitted to binding arbitration by either party giving written notice to the other party, which arbitration shall be conducted in accordance with the following provisions:

                16.2.1. Venue. The arbitration shall be conducted in the County of Los Angeles, State of California.

                16.2.2. Law. The governing law shall be the internal law, and not the law of conflicts, of the State of California. The parties shall have the rights of discovery as provided for in Part 4 of the California Civil Code Procedure and the provisions of Section 1283.05 of the California Code of Civil Procedure are hereby incorporated by reference into this Agreement pursuant to the provisions of Section 1283.1(b) of the California Code of Civil Procedure. In the event that either of said Sections is amended in a manner which limits or reduces the discovery rights contained in said Sections as of the date hereof, said amendment shall not be deemed to apply to this Agreement unless the parties agree in writing that the same shall apply. In the event that either Section 1283.5 or 1283.1(b) is repealed, the provisions of Section 1283.05 shall nevertheless continue to apply and the parties shall have the discovery rights as provided therein as of the date of this Agreement. The California Evidence Code shall apply to all testimony and documents submitted to the arbitrator.

                16.2.3. Selection. There shall be one (1) impartial third party arbitrator. If the parties are unable to agree upon a mutually acceptable arbitrator within thirty (30) days after the demand for arbitration is given, then the parties stipulate to the arbitration before a single impartial third party arbitrator who is a retired judge on the Los Angeles panel of JAMS/Endispute, Inc. and who is selected by the then serving chief executive officer of JAMS/Endispute, Inc.

                16.2.4. Administration. Arbitration shall be administered by JAMS/Endispute, Inc.

                16.2.5. Award. The award rendered by arbitration shall be final and binding upon the parties, and the award may be entered in any court of competent jurisdiction in the United States. The award shall be beyond the power of the arbitrator if the findings of fact are not supported by substantial evidence or the award is based on an error of law. The award shall include written findings of fact, a summary of the evidence and reasons underlying the decision and conclusions of law. As part of the award, the arbitrator may award reasonable and necessary costs actually incurred by the prevailing party, including that party's share of the arbitrator's fees, costs and expenses, as well as any administration fees. The arbitrator or a court of competent jurisdiction may issue a writ of execution to enforce the arbitrator's decision. Judgment may be entered upon such decision in accordance with applicable law in any court having competent jurisdiction thereof. The prevailing party in the arbitration shall be entitled to have its attorney's fees paid by the other party.

     17.  Miscellaneous Provisions.

          17.1. Publicity. No party to this Agreement shall issue or cause the publication of any press release or make any other announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties, except where such release or announcement is required by applicable law.

          17.2. Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered or sent by (i) nationally-recognized next business day delivery service, (ii) facsimile, with a hard copy to be sent by next business day courier or first class U.S. Mail, or (iii) mailed by certified or registered first class mail, return receipt requested, postage prepaid, addressed as set forth below; receipt shall be deemed to occur on the earlier of the date of actual receipt or receipt by the sender of confirmation that the delivery was completed or that the addressee has refused to accept such delivery or has changed its address without giving notice of such change as set forth herein.

          if to E-Med, as follows:

              20750 Ventura Boulevard, Suite 202
              Woodland Hills, California 91354
              Attention:  Chief Executive Officer
              Facsimile No.:  (310) 246-9047

          if to IPA as follows:

              1000 South Fremont Avenue, A-11
              Alhambra, California 91807
              Attention: Chief Executive Officer
              Facsimile No.:  (626) 943-1090

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section.

          17.3. Entire Agreement. This Agreement, together with the Exhibits attached hereto, represents the entire agreement and understanding of the parties hereto with respect to the transactions contemplated herein and therein, and no representations, warranties or covenants have been made in connection with this Agreement, other than those expressly set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

          17.4. Amendments and Waivers. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

          17.5. Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

          17.6. Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          17.7. Terms. All references herein to Articles, Sections, and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. All references to singular or plural shall include the other as the context may require.

          17.8. Exhibits. The Exhibits attached hereto are a part of this Agreement as if fully set forth herein.

          17.9. Third Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          17.10. Expenses. Except as expressly provided otherwise in this Agreement (including Sections 4.6, 4.7, 4.8 and 5.2, each party shall bear all expenses incurred on behalf of such party in connection with the preparation, execution and performance of this Agreement, and the transactions contemplated hereby and thereby.

          17.11. Construction. This Agreement was initially prepared by IPA's counsel as a matter of convenience only, and has been thoroughly reviewed by E-Med and its legal counsel and, therefore, no interpretation will be made in favor of E-Med with respect to this Agreement for the reason that such document was prepared by IPA's legal counsel.

          17.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    E-MED.SOFT.COM,
                                    a Nevada corporation

                                    By: /s/ John Andrews
                                    Name: John Andrews
                                    Title: President



UNIVERSITY AFFILIATES IPA, INC.,
a California nonprofit mutual
benefit corporation

By: /s/ Sam J. W. Romeo
Name: (print) Sam J. W. Romeo
Title: President

                                   GUARANTY

     This GUARANTY (the "Guaranty") is made as of September 1, 1999 by and among University Affiliates IPA, Inc., a California nonprofit mutual benefit corporation ("IPA"), E-MedSoft.com, a Nevada corporation ("E-Med"), and Sanga e-Health, LLC, a California limited liability company ("Guarantor").

     Capitalized terms used herein have the same meanings as set forth in the Software License And Services Agreement between IPA and E-Med dated of even date herewith to which this Guaranty is attached (the "Agreement").

     NOW THEREFORE, in order to induce IPA to enter into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Performance and Payment Guaranty.

         Guarantor hereby absolutely, unconditionally and irrevocably guarantees to IPA E-Med's full and prompt payment and full and timely performance and observance of all the terms and conditions of the Agreement and will perform E-Med's obligations under the Agreement in the event that E-Med fails to perform. Guarantor hereby covenants and agrees that if E-Med should default under the Agreement, Guarantor shall forthwith faithfully perform and fulfill all of such terms, covenants, conditions and agreements. Guarantor shall also forthwith pay to IPA all damages, costs and expenses that may arise in consequence of any default by IPA or the enforcement of this Guaranty.

         This Guaranty shall be a continuing guaranty and the liability of Guarantor shall in no way be affected, modified or diminished by reason of any assignment, amendment, renewal, supplement or modification of the Agreement.

     2.  Waiver.

         Guarantor hereby waives: (a) presentment, demand for payment, notice of dishonor, protest, notice of protest and all other notices or demands in connection with delivery, acceptance and performance of this Guaranty; (b) any right to require IPA to pursue any other remedy; and (c) any defense arising by reason of any defense of E-Med except for a defense arising by reason of the full performance of its obligations under the Agreement.

     3.  Further Assurances.

         Guarantor will, at its expense, execute, acknowledge and deliver all such further documentation, instruments and assurances and the like and take all such further action as IPA shall reasonably require in order to carry out the intentions of the Agreement or facilitate the performance of E-Med's obligations under the Agreement.

     4.  Independent Obligations.

         The obligations of Guarantor under this Guaranty are independent of the obligation of E-Med and separate dispute resolution procedures may be brought and prosecuted against Guarantor whether or not dispute resolution procedures are initiated against E-Med, and without the necessity of any notice of nonpayment, nonperformance or nonobservance, or any notice of acceptance of this Guaranty, or any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives. Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by IPA against E-Med, or against E-Med's successors and assigns, of any of the rights of IPA under the Agreement or otherwise by (a) the release or discharge of E-Med in any creditors' proceedings, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of E-Med in bankruptcy, or of any remedy for the enforcement of E-Med's obligations under the Agreement resulting from the operation of any present or future provision of the United States Bankruptcy Code or other federal or state statute or from the decision in any court, or (c) the rejection or disaffirmance of the Agreement in any such proceedings.

     5.  Notices.

         Section 17.2 of the Agreement is incorporated herein by reference as if Guarantor were a party to the Agreement with the addition of the following address:

               if to Sanga, as follows:

                  20750 Ventura Boulevard, Suite 202
                  Woodland Hills, California 91354
                  Attention:  Chief Executive Officer
                  Facsimile No.:  (310) 246-9047

     6.  Remedies Cumulative.

         Each and every right, remedy and power granted to IPA under the Agreement, by law and equity, shall be cumulative and not exclusive of any other, and may be exercised by IPA from time to time in such order as IPA shall determine.

     7.  Resolution of Disputes.

         Section 16 of the Agreement is incorporated herein by reference as if Guarantor were a party to the Agreement.

     8.  Miscellaneous.

         Sections 17.4, 17.5, 17.11 and 17.12 of the Agreement are incorporated herein by reference as if Guarantor were a party to the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Guaranty as of the day and year above written.

                                  UNIVERSITY AFFILIATES, IPA, INC.


                                  By: /s/ Sam J. W. Romeo
                                  Name: Sam J. W. Romeo
                                  Title: President

                                                 "IPA"

                                 E-MEDSOFT.COM.



                                 By:/s/ John Andrews
                                 Name:  John Andrews
                                 Title: President

                                               "E-MED"

                                 SANGA E-HEALTH, LLC



                                 By: /s/ John Andrews
                                 Name: John Andrews
                                 Title: President

                                              "GUARANTOR"

EXHIBIT A:  WORKPLAN FOR DEVELOPMENT OF NS


      Tasks                               Target Completion Date





                           EXHIBIT B:  IPA PERSONNEL

                                            % of Full Time
            Name                           to be spent on NS

       Jack Perry
       Vice President, Marketing                 50%

       Greg Perry
       Marketing Specialist                     100%

       Cody Ruedaflores
       Marketing Specialist                     100%

       One support staff to
       be named                                 100%



                        EXHIBIT C:  TERMINATION FEES


        TERMINATION DATE:                   TERMINATION FEE:

Prior to 2nd Anniversary       Lesser of (i) $2,000,000 plus the value of
of the Effective Date          the stock received by IPA under the Asset
                               Purchase Agreement to be determined by
                               multiplying the number of shares of E-Med
                               Common Stock received by IPA under the Asset
                               Purchase Agreement by the average closing
                               price of E-Med Common Stock over the thirty
                               (30) trading days immediately preceding the
                               date of termination ("Stock Value), and (ii)
                               $6,486,162

On or after the 2nd            Lesser of (i) $2,000,000 plus the Stock
Anniversary of the             Value on the Termination Date, and (ii)
Effective Date and             $5,486,162
prior to 3rd Anniversary
of Effective Date

On or after the 3rd            Lesser of (i) $2,000,000 plus the Stock
Anniversary of the             Value on the Termination Date, and (ii)
Effective Date and prior       $4,486,162
to 4th Anniversary of
the Effective Date

On or after the 4th            Lesser of (i) $2,000,000 plus the Stock
Anniversary of the             Value of the Termination Date, and (ii)
Effective Date and prior       $3,486,162
to 5th Anniversary of
the Effective Date

On or after the 5th            Lesser of (i) $2,000,000 plus the Stock
Anniversary of the Effective   Value on the Termination Date, and (ii)
Date and prior to 6th          $2,486,162
Anniversary of the Effective
Date

On or after the 6th            Lesser of (i) $2,000,000 plus the Stock
Anniversary of the Effective   Value of the Termination Date, and (ii)
Date and prior to 7th          $1,486,162
Anniversary of the Effective
Date

On or after the 7th            Lesser of (i) $2,000,000 plus the Stock
Anniversary of the Effective   Value on the Termination Date, and (ii)
Date and prior to 8th          $486,162
Anniversary of the Effective
Date

On or after the 8th            Zero (0)
Anniversary of the
Effective Date



EXHIBIT D:  CURRENT IPA EMPLOYEES TO BE HIRED BY E-MED

      Robbin Messier